  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results

First Quarter Financial Highlights Include:
Gross margin of 61.0% compared to 59.8% in the prior year
Net Income of $3.4 million compared to $1.3 million in the prior year
Billings of $79.4 million, up 7.2% year over year
Adjusted EBITDA of $15.3 million compared to $10.7 million in the prior year

LAS VEGAS, May 1, 2025 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support and innovation solutions, and the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the fiscal first quarter ended March 31, 2025.

Select First Quarter 2025 Financial Results
•Revenue was $104.2 million for the 2025 first quarter, a decrease of 2.4% compared to $106.7 million for the same period last year.
•U.S. revenue was $50.1 million for the 2025 first quarter, a decrease of 6.9% compared to $53.8 million for the same period last year.
•International revenue was $54.1 million for the 2025 first quarter, an increase of 2.2% compared to $52.9 million for the same period last year.
•Subscription revenue was $99.0 million, which accounted for 95.0% of total revenue for the 2025 first quarter, compared to subscription revenue of $103.9 million, which accounted for 97.4% of total revenue for the same period last year.
•Annualized Recurring Revenue was $396.2 million for the 2025 first quarter, a decrease of 4.7% compared to $415.8 million for the same period last year.
•Active Clients as of March 31, 2025 were 3,092, an increase of 1.7% compared to 3,040 Active Clients as of March 31, 2024.
•Revenue Retention Rate was 88% for the trailing twelve months ended March 31, 2025 and 89% for the comparable period ended March 31, 2024.
•Billings was $79.4 million for the 2025 first quarter, an increase of 7.2% compared to $74.1 million for the same period last year.
•Gross margin was 61.0% for the 2025 first quarter compared to 59.8% for the same period last year.
•Operating income was $9.4 million for the 2025 first quarter compared to $3.4 million for the same period last year.
•Non-GAAP Operating Income was $14.5 million for the 2025 first quarter compared to $8.8 million for the same period last year.
•Net income was $3.4 million for the 2025 first quarter compared to $1.3 million for the same period last year.
•Non-GAAP Net Income was $8.4 million for the 2025 first quarter compared to $6.8 million for the same period last year.
•Adjusted EBITDA for the 2025 first quarter was $15.3 million compared to $10.7 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was $0.04 for the 2025 first quarter compared to $0.01 for the same period last year.
•Cash and cash equivalents were $122.6 million at March 31, 2025 compared to $129.0 million at March 31, 2024.

Select First Quarter 2025 Operating Results
•Announced representative new clients that switched to, or existing clients that expanded their agreements with, Rimini Street, including the following:

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 2

◦Pan Ocean, a global bulk carrier, selected Rimini Street to provide support for its highly customized Oracle EBS platform. The decision enabled the company to avoid a costly, disruptive move to the cloud and to consolidate multiple maintenance contracts for greater savings and ease.
◦Hitachi Vantara, a leader in data infrastructure, intelligent data management and AI powered hybrid cloud solutions, selected Rimini Support™ for Oracle as part of its IT cost-savings efforts and to receive better, more comprehensive support for its mission-critical systems with expertise in areas such as JAVA and Oracle licensing.
•Announced partnership with Workday to provide Application Management Services for Workday’s suite of products. Organizations can now rely on Rimini Manage™ to seamlessly manage and streamline day-to-day operations and help address costs and staffing needs to drive better business outcomes.
•Announced a strategic partnership with T-Systems North America to deliver an integrated approach to enterprise IT support, enabling clients to optimize their technology investments while benefiting from industry-leading service quality, infrastructure expertise and cloud capabilities.
•Announced Rimini Protect™ Advanced Hypervisor Security for VMware, Nutanix and all other Linux-based Hypervisors - powered by Vali Cyber AI/ML security technology - to safeguard against ransomware and other vulnerabilities.
•Closed over 7,200 support cases and delivered over 10,000 tax, legal and regulatory updates to clients across 28 countries, while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of 4.9 out of 5.0 (where 5.0 is rated excellent).
•Winner of Business Intelligence Group’s 2025 Best AI-based Customer Service Solution of the Year Award, for our patented and proprietary, human-first, AI-enhanced enterprise software support and processes solution.
•Honored with Great Place to Work® award for Korea’s Most Respected CEO to Rimini Street’s CEO Seth Ravin and Best Workplaces™ certifications in Israel, Japan, Korea, Singapore, UK and USA, celebrating Rimini Street’s commitment to an extraordinary workplace culture of fairness and togetherness.
•Honored with two prestigious Stevie® 2025 Awards, a Silver Stevie for Front-Line Customer Service Team of the Year and a Bronze Stevie for Best Customer Satisfaction Strategy.
•Celebrated the 10th anniversary of the Rimini Street Foundation with a $100,000 RMNI LOVE Grant Program, inviting certified charities in select cities to apply for one of ten $10,000 grants.

2025 Business Outlook
The Company is continuing to suspend guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s ongoing litigation with Oracle.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2025 results and select second quarter 2025 performance-to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 1, 2025. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support and innovation solutions and the leading third-party support provider for Oracle, SAP and VMware software. The Company offers a comprehensive portfolio of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software. The Company has signed thousands of contracts with Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who selected Rimini Street as their

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 3

trusted, proven mission-critical enterprise software solutions provider, achieving better operational outcomes and realizing billions of US dollars in savings used to fund AI and other innovation investments.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal and any new claims; any expenses to be incurred to comply with any injunction ordered by the courts relating to the Rimini II litigation matter and the impact on future period revenue and costs incurred related to these efforts; changes in the business environment in which Rimini Street operates, including the impact of any recessionary macro-economic trends, heightened geopolitical tensions and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to educate the market to attract and retain clients and further penetrate our client base; significant competition in the software support services industry and our intentions with respect to our pricing model; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our expectations regarding new product offerings, partnerships and alliance programs, including but not limited to our partnership with ServiceNow; our ability to grow our revenue and accurately forecast revenue, along with the results of any efforts to manage costs in light of current revenue expectations and expansion of our offerings; the expected impact of reductions in our workforce during the last and current fiscal year and associated reorganization costs; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel; our business plan, our ability to grow in the future and our ability to achieve and maintain profitability; our plans to wind-down the offering of services for Oracle PeopleSoft products; the volatility of our stock price and related compliance with stock exchange requirements; our need and ability to raise equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats; any deficiencies associated with generative artificial intelligence (AI) technologies potentially used by us or used by our third-party vendors and service providers; our ability to protect the confidential information of our employees and clients and to comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take; tariff costs (including tariff relief or the ability to mitigate tariffs, in light of new or increased tariffs imposed by the United States government and the potential for retaliatory trade measures by affected countries); a failure by us to establish adequate tax reserves; our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 1, 2025, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 4

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© 2025 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$122,574	$88,792
Restricted cash	1,203	430
Accounts receivable, net of allowance of $762 and $653, respectively	74,362	130,784
Deferred contract costs, current	16,596	17,076
Prepaid expenses and other	20,422	19,194
Total current assets	235,157	256,276
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $21,898 and $21,305, respectively	9,585	9,891
Operating lease right-of-use assets	7,004	7,161
Deferred contract costs, noncurrent	20,534	22,084
Deposits and other	4,631	5,068
Deferred income taxes, net	66,119	68,583
Total assets	$343,030	$369,063
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,093	$3,093
Accounts payable	4,815	5,275
Accrued compensation, benefits and commissions	28,127	33,586
Other accrued liabilities	20,520	20,688
Operating lease liabilities, current	3,869	3,967
Deferred revenue, current	234,806	257,983
Total current liabilities	295,230	324,592
Long-term liabilities:
Long-term debt, net of current maturities	81,412	82,187
Deferred revenue, noncurrent	21,617	23,214
Operating lease liabilities, noncurrent	6,842	7,064
Other long-term liabilities	1,625	1,451
Total liabilities	406,726	438,508
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 91,351 and 91,120 shares, respectively	9	9
Additional paid-in capital	180,241	177,533
Accumulated other comprehensive loss	(7,698)	(7,389)
Accumulated deficit	(235,132)	(238,482)
Treasury stock	(1,116)	(1,116)
Total stockholders' deficit	(63,696)	(69,445)
Total liabilities and stockholders' deficit	$343,030	$369,063

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$104,204	$106,745
Cost of revenue	40,670	42,914
Gross profit	63,534	63,831
Operating expenses:
Sales and marketing	34,255	39,141
General and administrative	17,531	18,401
Reorganization costs	462	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	1,925	2,926
Litigation costs and related recoveries, net	1,925	2,926
Total operating expenses	54,173	60,468
Operating income	9,361	3,363
Non-operating income and (expenses):
Interest expense	(1,675)	(1,341)
Other income (expenses), net	(77)	964
Income before income taxes	7,609	2,986
Income taxes	(4,259)	(1,669)
Net income	$3,350	$1,317

Net income per share attributable to common stockholders:
Basic	$0.04	$0.01
Diluted	$0.04	$0.01
Weighted average number of shares of Common Stock outstanding:
Basic	91,240	89,754
Diluted	93,320	90,560

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Non-GAAP operating income reconciliation:
Operating income	$9,361	$3,363
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,925	2,926
Stock-based compensation expense	2,702	2,558
Reorganization costs	462	—
Non-GAAP operating income	$14,450	$8,847
Non-GAAP net income reconciliation:
Net income	$3,350	$1,317
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,925	2,926
Stock-based compensation expense	2,702	2,558
Reorganization costs	462	—
Non-GAAP net income	$8,439	$6,801
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$3,350	$1,317
Non-GAAP adjustments:
Interest expense	1,675	1,341
Income taxes	4,259	1,669
Depreciation and amortization expense	930	873
EBITDA	10,214	5,200
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,925	2,926
Stock-based compensation expense	2,702	2,558
Reorganization costs	462	—
Adjusted EBITDA	$15,303	$10,684
Calculated Billings:
Revenue	$104,204	$106,745
Deferred revenue, current and noncurrent, end of the period	256,423	254,306
Deferred revenue, current and noncurrent, beginning of the period	281,197	286,974
Change in deferred revenue	(24,774)	(32,668)
Calculated billings	$79,430	$74,077

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal First Quarter 2025 Financial and Operating Results	page 9

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income (loss) adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com